UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 6, 2025, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), Blazing Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the other affiliates of Parent named therein (collectively, together with Parent and Merger Sub, the “Parent Entities”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other affiliate thereof, or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled and converted into the right to receive (a) cash in an amount equal to $11.45, without interest thereon (the “Per Share Cash Consideration”), and (b) one divested asset proceed right issued by Parent or one of its affiliates subject to and in accordance with the Divested Asset Proceed Rights Agreement (as defined below) (each, a “Divested Asset Proceed Right” and, collectively with the Per Share Cash Consideration, the “Per Share Consideration”) and (ii) each share of Company Common Stock that is held by the Company as treasury stock or owned by Parent, Merger Sub or any other affiliates thereof, in each case, as of immediately prior to the Effective Time, will be automatically cancelled for no consideration.

Representations and Warranties and Covenants

The Company, Parent, Merger Sub and the other Parent Entities have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed that it shall, and shall cause each of its subsidiaries to, subject to certain exceptions, use commercially reasonable efforts to (i) act and carry on its business in the ordinary course of business, (ii) maintain and preserve intact in all material respects its business organization and (iii) preserve in all material respects satisfactory business relationships with its significant suppliers, payors or customers and licensors, licensees, lessors, governmental entities, creditors and others having material business dealings with the Company, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with the terms thereof, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (in certain circumstances, not to be unreasonably withheld, conditioned or delayed). The Company may also be required to take certain actions with respect to technical amendments in respect of certain of its financing documents.

Treatment of Company Equity Awards

At the Effective Time, each:

•

Company stock option (“Company Stock Option”) outstanding as of immediately prior to the Effective Time with a per share exercise price less than the Per Share Cash Consideration (in-the-money stock option) shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (a) the excess of the Per Share Cash Consideration over the per share exercise price of such Company Stock Option and (b) the total number of shares of Company Common Stock subject to such Company Stock Option and (ii) one Divested Asset Proceed Right per share subject to such Company Stock Option, in each case, without interest thereon and subject to applicable withholding taxes;

•	Company Stock Option with a per share exercise price equal to or greater than the Per Share Cash Consideration (out-of-the-money stock option) will be cancelled for no consideration;

•

Restricted stock unit (“Company RSU”) outstanding as of immediately prior to the Effective Time that will be vested on or before the closing date shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (a) the Per Share Cash Consideration and (b) the aggregate number of shares of Company Common Stock subject to such Company RSU (including any shares subject to dividend equivalent units credited thereon) and (ii) one Divested Asset Proceed Right per share subject to such Company RSU (including any shares subject to dividend equivalent units credited thereon), in each case, without interest thereon and subject to applicable withholding taxes;

•

Company RSU outstanding as of immediately prior to the Effective Time that will not be vested on or before the closing date shall automatically be canceled and converted into the contingent right to receive (i) an amount of cash equal to the product of (a) the Per Share Cash Consideration and (b) the total number of shares of Company Common Stock subject to such unvested Company RSU (including any shares subject to dividend equivalent units credited thereon) and (ii) one Divested Asset Proceed Right in respect of each share of Company Common Stock subject to such unvested Company RSU (including any shares of Company Common Stock subject to dividend equivalent units credited thereon), in each case, without interest thereon and subject to applicable withholding taxes; provided that such cash payment and any amounts payable with respect to such Divested Asset Proceed Right will not be payable at the Effective Time but will instead be subject to the holder of such unvested Company RSU remaining in continuous service to the surviving corporation as an employee or consultant until the date on which the original vesting conditions applicable to the underlying Company RSU (including any accelerated vesting provisions therein), are satisfied;

•

Deferred stock unit (“Company DSU”) outstanding as of immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of the (a) Per Share Cash Consideration and (b) the number of shares subject to such Company DSU (including any shares of Company Common Stock subject to dividend equivalent units credited thereon) and (ii) one Divested Asset Proceed Right per share subject to such Company DSU (including any shares subject to dividend equivalent units credited thereon), in each case, without interest thereon and subject to applicable withholding taxes;

•

Performance share award (“Company PSA”) outstanding as of immediately prior to the Effective Time that is held by a former employee of the Company shall automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (a) the Per Share Cash Consideration (b) the target number of shares subject to the Company PSA (including any shares subject to dividend equivalent units credited thereon) and (ii) one Divested Asset Proceed Right per share subject to such Company PSA (based on target number of shares and including any shares subject to dividend equivalent units credited thereon), in each case, as pro-rated in accordance with the terms of the applicable Company PSA award agreement and without interest thereon and subject to applicable withholding taxes; and

•

Company PSA outstanding as of immediately prior to the Effective Time that is held by a current employee of the Company shall automatically be cancelled and converted into the contingent right to receive (i) an amount in cash equal to the product of (a) the Per Share Cash Consideration and (b) the target number of shares subject to the Company PSA (including any shares subject to dividend equivalent units credited thereon) and (ii) one Divested Asset Proceed Right per share subject to such Company PSA (based on target number of shares and including any shares subject to dividend equivalent units credited thereon), in each case, without interest thereon and subject to applicable withholding taxes; provided that such cash payment and any amounts payable with respect to such Divested Asset Proceed Right shall not be payable at the Effective Time but will instead be subject to the holder of such Company PSA being in continuous service to the surviving company as an employee or consultant until the date on which the original time-based vesting conditions applicable to the underlying Company PSA (including any accelerated vesting provisions and any proration provisions on a qualifying termination set forth therein) are satisfied.

Closing Conditions

The parties intend to complete certain pre-closing transactions at an initial closing that will take place on the business day immediately prior to the Closing (the “Initial Closing”).

The Initial Closing is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by (a) the holders of a majority of the outstanding Company Common Stock and (b) the holders of a majority of the outstanding shares of Company Common Stock cast by the Unaffiliated Company Stockholders (as defined in the Merger Agreement) at the special meeting of the Company’s stockholders (the “Company Stockholder Approval”), (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (iii) certain other approvals and clearances by government authorities (including the expiration of any waiting periods in respect thereof), (iv) certain filings under healthcare notification laws (including the expiration of any waiting periods in respect thereof), and (v) other customary conditions, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

The closing of the Merger (the “Merger Closing”) is conditioned on the consummation of the Initial Closing and certain limited conditions, including the absence of a Company Material Adverse Effect since the Initial Closing. The Merger Closing will occur on the business day immediately following the Initial Closing.

Go-Shop; Non-Solicitation; Intervening Events

The Merger Agreement contains a 35-day “go-shop” provision that allows the Company to, among other things and subject to certain conditions, solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes or that would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement).

At the end of the “go-shop” period, the Company will immediately cease such activities and will thereafter be subject to a customary “no-shop” provision that restricts the Company’s ability, among other things, to solicit, initiate, knowingly facilitate or knowingly encourage (including by way of providing non-public information) any inquiries or the making of any proposal or offer that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or continue or otherwise participate in any discussions or negotiations regarding, or furnish or provide access to any non-public information to any third party who has made or would reasonably be expected to make any Acquisition Proposal. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to furnish non-public information relating to the Company and engage in discussions or negotiations with any Qualified Person (as defined in the Merger Agreement). Notwithstanding the foregoing, at the end of the “go-shop” period, the Company may continue to engage in certain activities with respect to any Acquisition Proposal submitted by a third party from whom the Company received a bona fide written Acquisition Proposal after the date of the Merger Agreement and prior to the No-Shop Period Start Date that the board of directors of the Company (the “Company Board”) determines in good faith, after consultation with its financial advisors and outside counsel, is or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) until the earlier of (i) the 55th day following the date of the Merger Agreement, or (ii) the termination or withdrawal of such Acquisition Proposal.

Prior to obtaining the Company Stockholder Approval, the Company Board may, subject to complying with notice requirements and other specified conditions (including negotiating proposed modifications to the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable) in response to (i) a Superior Proposal not resulting from a material breach of the Merger Agreement or (ii) an Intervening Event (as defined in the Merger Agreement), change its recommendation in favor of the Merger and, in the case of a Superior Proposal, terminate the Merger Agreement, subject to the concurrent payment to Parent of the Company Termination Fee (as defined below) and entry, immediately after such termination, into a definitive agreement providing for such Superior Proposal, if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to effect a Company Board Recommendation Change (as defined in the Merger Agreement) would be inconsistent with its fiduciary duties under applicable law.

Termination Rights

The Merger Agreement contains certain customary termination rights, including (i) for the Company and Parent, including (a) if the Merger is not consummated by 11:59 p.m., New York City time, on March 6, 2026 (the “Outside Date”) (provided, that if by the Outside Date certain conditions related to the receipt of regulatory approvals have not been satisfied or waived, then the Outside Date will be automatically extended until 11:59 p.m., New York City time, on June 6, 2026; provided, further, that the Outside Date may be further extended, under certain conditions, to facilitate a marketing period related to the Parent Entities’ financing), (b) by mutual written agreement of Company and Parent, (c) if a government entity of competent jurisdiction issues a nonappealable final order or judgement or takes any other nonappealable final action, in each case, having the effect of permanently prohibiting the consummation of the Transactions (provided, that a party shall not have such termination right if its material breach of certain obligations under the Merger Agreement were the principal cause of such order), (d) if the Company Stockholder Approval is not obtained at the special meeting of Company stockholders at which a vote on the adoption of the Merger Agreement was taken, and (e) if the other party breaches its representations, warranties or covenants in a manner that would cause certain conditions to the Closing set forth in the Merger Agreement to not be satisfied (subject to certain cure rights), (ii) for Parent, prior to the Effective Time, if the Company Board changes its recommendation regarding the Merger Agreement or the Transactions, and (iii) for the Company, subject to compliance with certain terms of the Merger Agreement (including payment to Parent of the Company Termination Fee), prior to Company Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal.

Termination Fee

Upon termination of the Merger Agreement under specified circumstances, the Parent Entities will be required to pay the Company a termination fee equal to $560,000,000 (the “Parent Termination Fee”). Such circumstances include the Company terminating the Merger Agreement due to (i) the Parent Entities’ breach of its representations, warranties and covenants set forth in the Merger Agreement, (ii) the Parent Entities’ failure to consummate the Transactions under certain circumstances set forth in the Merger Agreement or (iii) certain other circumstances set forth in the Merger Agreement.

Subject to the terms of the Merger Agreement, the Company will be required to pay Parent a termination fee (i) equal to $158,000,000 if the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal during the go-shop period or with an Exempted Person, or (ii) equal to $316,000,000 in certain other specified circumstances, including if (x) the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal other than as provided above or (y) Parent terminates the Merger Agreement in response to the Company Board withdrawing or changing its recommendation that the Company’s stockholders adopt the Merger Agreement (the “Company Termination Fee”).

If the Merger Agreement is validly terminated by either party due to the Company Stockholder Approval not being obtained at the special meeting of the Company’s stockholders at which a vote is taken on the Merger, subject to certain conditions, the Company will be required to pay Parent any and all out-of-pocket fees and expenses actually incurred by Parent in connection with its preparation, investigation, negotiation, execution and performance of the Merger Agreement, subject to an aggregate cap of $30,000,000.

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or the Parent Entities. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or the Parent Entities and such investors should not rely on such representations, warranties or covenants as characterizations of the actual state of facts or conditions of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Certain controlled affiliates of Sycamore Partners III L.P., the beneficial owner of Parent and Merger Sub (“Sponsor”), have obtained equity and debt financing commitments for the Transactions, the aggregate proceeds of which are expected to be sufficient for the Parent Entities to pay the aggregate Per Share Cash Consideration and all related fees and expenses of the Company and the Parent Entities (including in connection with the Debt Financing, the Equity Financing and the Preferred Financing described below).

Funds affiliated with Sponsor (collectively, the “Equity Investors”) have committed, pursuant to an equity commitment letter, dated as of March 6, 2025 (the “Equity Commitment Letter”), to, directly or indirectly, capitalize Parent, at or immediately prior to the Initial Closing, with equity contributions in an aggregate amount of $2,500,000,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter (the “Equity Financing”). Each of the Equity Investors has also provided a limited guarantee in favor of the Company to guarantee, subject to certain limitations, the payment of such guarantor’s pro rata share of the obligation of the Parent Entities to pay the Parent Termination Fee and certain out-of-pocket fees, cost and expenses incurred by the Company in connection with, and solely to the extent reimbursable under, the Merger Agreement (subject to an aggregate cap of $30,000,000).

Certain financial institutions identified below (collectively and each with certain affiliates, the “Lenders”) have committed to provide financing (the “Committed Financing”) in connection with the Transactions consisting of (i) a senior secured asset-based revolving credit facility, in an aggregate principal amount not to exceed $5,000 million on the terms and subject to the conditions set forth in a commitment letter, dated as of March 6, 2025 (the “USR ABL Commitment Letter”), by and among inter alios, Merger Sub and Wells Fargo Bank, National Association (“WFB”), Citigroup Global Markets Inc. (together with Citibank, N.A., Citicorp USA, Inc., and Citicorp North America, Inc., “Citi”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “DB”), Goldman Sachs Bank USA (“Goldman Sachs”), JPMorgan Chase Bank, N.A. (“JPMorgan”), UBS AG, Stamford Branch (“UBS AG”), UBS Securities LLC (“UBSS” and, together with UBS AG, “UBS”), Mizuho Bank, Ltd. (“Mizuho”), PNC Bank, National Association (“PNC Bank”) and PNC Capital Markets LLC (“PNCCM” and, together with PNC Bank, “PNC”), (ii) a senior secured first-in-last-out term loan facility in an aggregate initial principal amount not to exceed $2,500 million on the terms and subject to the conditions set forth in a commitment letter, dated as of March 6, 2025 (the “USR FILO Commitment Letter”), by and among inter alios, Merger Sub and Sixth Street Partners, LLC, Ares Capital Management LLC, Oaktree Capital Management, L.P., Pathlight Capital, L.P., Callodine Commercial Finance, LLC and Callodine Credit Management, LLC, (iii) a receivables purchase facility with an aggregate purchase limit not to exceed $1,000 million on the terms and subject to the conditions set forth in a commitment letter, dated as of March 6, 2025 (the “USR Factoring Commitment Letter”), by and among, Merger Sub and WFB, (iv) (A) a senior secured asset-based revolving credit facility, in an aggregate principal amount not to exceed $850 million, (B) a senior secured term loan facility in an aggregate principal amount equal to $2,250 million and (C) a senior secured bridge facility, in an aggregate principal amount not to exceed $2,000 million (or, in lieu thereof, senior secured notes in a Rule 144A or other private placement yielding up to $2,000 million in gross cash proceeds) on the terms and subject to the conditions set forth in a commitment letter, dated as of March 6, 2025 (the “International Commitment Letter”), by and among inter alios, Merger Sub and JPMorgan, JPMorgan Chase Bank N.A. London Branch, J.P. Morgan Securities plc, Goldman Sachs, UBS AG London Branch, Citi, DB, Deutsche Bank AG Cayman Islands Branch WFB, Wells Fargo Securities, LLC, Mizuho, PNC and PNC Financial Services UK Ltd., (v) preferred equity generating gross proceeds in an amount equal to $1,250 million on the terms and subject to the conditions set forth in the preferred equity commitment letter, dated as of March 6, 2025 (the “Preferred Equity Commitment Letter”), by and among, among others, Merger Sub and GoldenTree Asset Management LP, (vi) (A) a senior secured cash-flow revolving credit facility in an aggregate principal amount equal to $100 million and (B) a senior secured term loan facility in an aggregate principal amount equal to $2,500 million, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of March 6, 2025 (the “Shields Commitment Letter”) by and among, among others, Merger Sub, HPS Investment Partners, LLC, Goldman Sachs Asset Management, L.P. and JPMorgan, (vii) a senior secured bridge facility in an aggregate principal amount equal to $2,000 million (or, in lieu thereof, equity and/or debt yielding up to $2,000 million in cash proceeds) on the terms and subject to the conditions set forth in the bridge commitment letter, dated as of March 6, 2025 (the “Bridge Commitment Letter”), by and among, among others, Merger Sub and UBS, and (viii) a loan secured by certain real property in an aggregate principal amount not to exceed $577 million, on the terms and subject to the conditions set forth in the financing commitment letter, dated as of March 6, 2025 (the “Real Estate Financing Commitment Letter”, and

together with the USR ABL Commitment Letter, USR FILO Commitment Letter, USR Factoring Commitment Letter, International Commitment Letter, Preferred Equity Commitment Letter, Shields Commitment Letter, Real Estate Financing Commitment Letter and Bridge Commitment Letter, the “Financing Commitment Letters”), by and among inter alios, Merger Sub, UBS AG and WFB. The obligations of the financial institutions identified above to provide the Committed Financing under their respective Financing Commitment Letters are subject to a number of customary conditions precedent, including the receipt of executed definitive loan documentation, the truth and accuracy of certain specified representations and warranties in all material respects, consummation of the Transactions, repayment, satisfaction and/or discharge of certain of the Company’s credit facilities and bonds.

Voting Agreement

In connection with the Transactions, the Specified Holders (as defined in the Merger Agreement) have executed a voting agreement (the “Voting Agreement”) in favor of Parent and the Company concurrently with the execution of the Merger Agreement, pursuant to which the Specified Holders have agreed, among other things, and subject to the terms and conditions of the Voting Agreement, (i) to vote all shares of Company Common Stock owned by them, collectively constituting approximately 17% of the total voting power of the outstanding shares of Company Common Stock as of the date of the Merger Agreement, in favor of the approval and adoption of the Merger Agreement and (ii) not to transfer or otherwise dispose of any of their shares of Company Common Stock prior to the Closing (or the earlier termination of the Merger Agreement) except in specified circumstances. Pursuant to the Voting Agreement, the Specified Holders have also agreed, if requested to do so by action of the Company Board, to cooperate with the Company in connection with any discussions with third parties regarding an Acquisition Proposal, to the extent the Company is permitted to engage in such discussions under the Merger Agreement.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Reinvestment Agreement

Concurrently with the execution of the Merger Agreement, the Specified Holders have executed a reinvestment agreement with Parent and certain of Parent’s affiliates (the “Reinvestment Agreement”), pursuant to which the Specified Holders have agreed, among other things, and subject to the terms and conditions of the Reinvestment Agreement, to reinvest the aggregate cash proceeds from the Merger (including any adjustments for events occurring before the Effective Time that would have resulted in amounts being payable under the Divested Asset Proceed Rights Agreement had such events occurred following the Closing) plus an additional amount of cash specified in the Reinvestment Agreement to purchase, immediately following the closing, certain equity interests in certain entities to be formed by affiliates of Parent prior to the Closing in connection with the Carveout Transactions (as defined in the Merger Agreement).

The foregoing description of the Reinvestment Agreement is only a summary, and does not purport to be complete.

Divested Asset Proceed Rights Agreement

Pursuant to the Merger Agreement, effective as of the Effective Time, the Company, Parent, certain other Parent Entities, the Sale Committee (as defined in the Divested Asset Proceed Rights Agreement), the Shareholder Representative (as defined in the Divested Asset Proceed Rights Agreement) and a rights agent will enter into a divested asset proceed rights agreement (the “Divested Asset Proceed Rights Agreement”) governing the terms of the Divested Asset Proceed Rights. At closing, the Company’s stockholders (including the Specified Holders) will receive one Divested Asset Proceed Right per share of Company Common Stock. Each Divested Asset Proceed Right will entitle its holder to receive 70% of the net proceeds from any monetization of the Company’s equity or debt interests in Village Practice Management Company Holdings, LLC and its subsidiaries (the “Divested Assets”), up to $3.00 per Divested Asset Proceed Right.

The foregoing description of the Divested Asset Proceed Rights Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Divested Asset Proceed Rights Agreement, which is attached as Exhibit A to the Merger Agreement attached as Exhibit 2.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2025, by and among Blazing Star Parent, LLC, Blazing Star Merger Sub, Inc. and Walgreens Boots Alliance, Inc.

10.1	Voting Agreement, dated as of March 6, 2025, by and among Walgreens Boots Alliance, Inc., Stefano Pessina, Alliance Santé Participations S.A. and Blazing Star Parent, LLC

104	Cover Page Interactive Data File (formatted as inline XBRL)

Additional Information and Where to Find It

In connection with the proposed transaction between Walgreens Boots Alliance, Inc. (the “Company”) and affiliates of Sycamore Partners Management, L.P. (“Sycamore Partners”), the Company will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A relating to its special meeting of stockholders, which will be mailed to the Company’s stockholders, and the Company and certain affiliates of the Company will jointly file a transaction statement on Schedule 13E-3. The Company may file or furnish other documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SYCAMORE PARTNERS AND THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the proxy statement and the Schedule 13E-3 (when available) and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investor.walgreensbootsalliance.com under the link “Financials and Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations team by e-mail at Investor.Relations@wba.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the SEC on December 13, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1618921/000155837024016214/tmb-20250130xdef14a.htm) under the sections entitled “Corporate governance,” “Security ownership of certain beneficial owners and management” and “Executive compensation.” To the extent that holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC relating to the proposed transaction. These documents can be obtained (when available) free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “accelerate,” “aim,” “ambition,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “can,” “continue,” “could,” “create,” “enable,” “estimate,” “expect,” “extend,” “forecast,” “future,” “goal,” “guidance,” “intend,” “long-term,” “may,” “model,” “ongoing,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “preliminary,” “project,” “seek,” “should,” “strive,” “target,” “transform,” “trend,” “vision,” “will,” “would,” and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the proposed transaction, our ability to consummate the proposed transaction on the expected timeline or at all, the anticipated benefits of the proposed transaction, and the terms, the impact of the proposed transaction on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed transaction. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the ability of affiliates of Sycamore Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals and stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreements, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) the risk that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) significant or unexpected costs, charges or expenses resulting from the proposed transaction; (x) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) uncertainties related to the continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the proposed transaction; (xiv) the risk that the holders of Divested Asset Proceed Rights will receive less-than-anticipated payments or no payments with respect to the Divested Asset Proceed Rights after the closing of the proposed transaction and that such rights will expire valueless; (xv) the impact of adverse general and industry-specific economic and market conditions; and (xvi) other risks described in the Company’s filings with the SEC. Forward looking statements included herein are made only as of the date hereof and the Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025	WALGREENS BOOTS ALLIANCE, INC.

	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary